UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 25, 2021

THE PARKING REIT, INC. (Exact Name of Registrant as Specified in its Charter)

Maryland	000-55760	47-3945882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9130 W. Post Rd., Suite 200 Las Vegas, Nevada	89148
(Address of Principal Executive Offices)	(Zip Code)

(702)-534-5577

(Registrant’s telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On January 8, 2021, The Parking REIT, Inc., a Maryland corporation (the “Company”), entered into an equity purchase and contribution agreement (the “Purchase Agreement”) by and among the Company, MVP REIT II Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), Michael V. Shustek (“Mr. Shustek”), Vestin Realty Mortgage I, Inc., (“VRMI”) Vestin Realty Mortgage II, Inc. (“VRMII” and together with VRMI and Mr. Shustek, the “Advisor”) and Color Up, LLC, a Delaware limited liability company (the “Purchaser”) affiliated with Bombe Asset Management LLC, a Cincinnati, Ohio based alternative asset management firm (“Bombe”). The transactions contemplated by the Purchase Agreement are referred to herein collectively as the “Transaction.”   For additional information on the Purchase Agreement and the transactions contemplated thereby, please see the Current Report on Form 8-K filed by the Company on January 14, 2021. A copy of the Purchase Agreement was filed previously as Exhibit 10.1 to such Current Report and is hereby incorporated by reference.

This Current Report on Form 8-K is being filed to describe the material terms of certain agreements contemplated by the Purchase Agreement, and entered into as of closing of the Transaction. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Purchase Agreement.

Amended and Restated Partnership Agreement

On August 25, 2021, in connection with the closing of the Transaction, the Company entered into an amended and restated agreement of limited partnership for the Operating Partnership to facilitate certain contribution transactions, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Tax Matters Agreement

On August 25, 2021, in connection with the closing of the Transaction, the Company, the Operating Partnership and the Purchaser entered into a tax matters agreement (the “Tax Matters Agreement”), pursuant to which the Operating Partnership agreed to indemnify the Purchaser and certain affiliates and transferees of the Purchaser (together, “Protected Partners”) against certain adverse tax consequences in connection with (1) (i) a taxable disposition of certain specified properties and (ii) certain dispositions of the Protected Partners’ interests in the Operating Partnership, in each case, prior to the tenth anniversary of the completion of the Transaction (or earlier, if certain conditions are satisfied); and (2) the Operating Partnership’s failure to provide the Protected Partners the opportunity to guarantee a specified amount of debt of the Operating Partnership during the period ending on the tenth anniversary of the completion of the Transaction (or earlier, if certain conditions are satisfied).  In addition, and for so long as the Protected Partners own at least 20% of the units in the Operating Partnership received in the Transaction, the Operating Partnership has agreed to use commercially reasonable efforts to provide the Protected Partners with similar guarantee opportunities.

Stockholders Agreement

On August 25, 2021, in connection with the closing of the Transaction, the Company also entered into a Stockholders’ Agreement with the Purchaser (the “Stockholders’ Agreement”). Pursuant to the Stockholders’ Agreement, at Closing, the Board of Directors of the Company (the “Board”) expanded from four directors to seven directors, and the Purchaser nominated five members of the Board (the “Purchaser Designated Directors”). The remaining two directors (the “Incumbent Directors”) are Shawn Nelson, a current independent director of the Board, and Danica Holley, who was nominated by the Board pursuant to the Purchase Agreement and Stockholders’ Agreement. Pursuant to the Stockholders’ Agreement, the prior approval of one Incumbent Director and a majority of the Purchaser Designated Directors is required for certain transactions, including (i) any merger or sale of the Company or substantially all its assets, (ii) amendments to the Company’s charter or bylaws, (iii) the authorization or issuance of any equity securities or any securities convertible into or exercisable for equity securities of the Company, (iv) any change in the authorized number of directors of the Board or establishment or abolition of any committee thereof, (v) any incurrence or repayment of indebtedness in an aggregate amount over a certain threshold, (vi) declaration of dividends, (vii) any appointment or termination of any person as the chief executive officer, president or chief financial officer of the Company, (viii) any related party transactions, (ix) any amendment or waiver, or termination of certain provisions, of the Stockholders’ Agreement or (x) any amendment or waiver of the Tax Matters Agreement or the Warrant Agreement.  The Stockholders’ Agreement contains certain standstill provisions restricting, subject to certain customary exclusions, the Purchaser from acquiring (or seeking or making any proposal or offer with respect to acquiring) additional shares of common stock (“Common Stock”) or any security convertible into Common Stock or any assets of the Company. In addition, the Company has agreed that in the event the Company proposes to issue additional securities, the Purchaser will have the right to purchase an amount of securities so that its ownership percentage will not be diluted by the issuance of additional securities.

Assignment of Litigation Agreement

On August 25, 2021, in connection with the closing of the Transaction, the Company entered into an assignment of claims, causes of action, and proceeds (the “Assignment of Litigation Agreement”) pursuant to which (i) the Company assigned to the Advisor all of the Company’s right title, interest, and benefits, whether legal, equitable, or otherwise, in and to any and all of the claims and causes of action that the Company may have against certain parties and any amounts that may be recovered or awarded to the Advisor on such claims and (ii) the Advisor indemnified the Company against all liabilities in connection with the assignment.

Warrant Agreement

On August 25, 2021, in connection with the closing of the Transaction, the Company entered into a warrant agreement (the “Warrant Agreement”) pursuant to which it issued warrants (the “Warrants”) to the Purchaser to purchase up to 1,702,128 shares of Common Stock, at an exercise price of $11.75 per share for an aggregate cash purchase price of up to $20,000,000. Each whole Warrant entitles the registered holder thereof to purchase one whole share of Common Stock at a price of $11.75 per share (the “Warrant Price”), subject to adjustment as discussed below, at any time following a “Liquidity Event,” which is defined as an initial public offering and/or listing of the Common Stock on the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (each, a “Trading Market”). The Warrants will expire five years after the date of the Warrant Agreement, at 5:00 PM., New York City time. The Warrant Agreement provides that if the exercise of the Warrants would require the Company to obtain stockholder approval pursuant to any applicable listing standards of the Trading Market on which the Common Stock is listed, the Company will, at its discretion, either obtain such stockholder approval or deliver cash in lieu of shares of Common Stock otherwise deliverable upon the exercise of such Warrant. If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, or decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then the number of shares of Common Stock issuable on exercise of each Warrant shall be increased or decreased, as applicable, in proportion to such increase or decrease, as applicable, in outstanding shares of Common Stock. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant Price will be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter. The Warrant Agreement further provides that, in lieu of issuing fractional shares, the Company will make a cash payment equal to the Fair Market Value (as defined in the Warrant Agreement) of one share of Common Stock multiplied by such fraction.

Registration Rights Agreement; Termination Agreement

On August 25, 2021, in connection with the closing of the Transaction, the Company terminated its registration rights agreement, dated as of March 29, 2019, with the Advisor (the “Termination Agreement”) and entered into a separate registration rights agreement with the Purchaser (the “Registration Rights Agreement”), pursuant to which the Company granted the Holders (as defined in the Registration Rights Agreement) certain registration rights with respect to the Registrable Securities (as defined below) of the Company. Among other things, the Registration Rights Agreement requires the Company to register (i) the shares of Common Stock purchased pursuant to the Purchase Agreement, (ii) shares of Common Stock, if any, issued upon the redemption of common units of limited partnership of the Operating Partnership (“OP Units”) purchased pursuant to the Purchase Agreement, (iii) shares of Common Stock, if any, acquired pursuant by the Purchaser pursuant to a tender offer to be commenced by the Purchaser as promptly as practicable after the closing of the Transaction, (iv) shares of Common Stock issuable upon redemption of the Warrants, (v) the Warrants and (vi) any additional securities issued or issuable as a dividend or distribution on, in exchange for, or otherwise in respect of, such shares of Common Stock and OP Units (including as a result of combinations, recapitalizations, mergers, consolidations, reorganizations, stock splits or otherwise) (collectively, the “Registrable Securities”). The Holders are entitled to  make a written demand for registration under the Securities Act of 1933, as amended, of all or part of their Registrable Securities; provided, however, that the Company is not required to file a registration statement prior to (x) 180 days after the initial listing of the Registrable Securities on a national securities exchange or (y) the expiration of any other lock-up period imposed with respect to the Registrable Securities pursuant to the Stockholders’ Agreement. In addition, the Holders are entitled to “piggy-back” registration rights to registration statements filed by the Company. The Company bears all of the expenses incurred in connection with the filing of any such registration statement.

License Agreement

On August 25, 2021, in connection with the closing of the Transaction, the Company entered into a software license and development agreement (the “License Agreement”) with an affiliate of Bombe (the “Supplier”), pursuant to which the Company granted to the Supplier a limited, non-exclusive, non-transferable, worldwide right and license to access certain software and services for a fee of $5,000 per month.

Services Agreement

On August 25, 2021, in connection with the closing of the Transaction, the Company entered into an amendment to the services agreement, dated as of March 29, 2019, between, among others, the Company and the Advisor, to provide that upon Closing, the Advisor will be entitled to receive a one-time consulting fee in an amount equal to $800,000 in lieu of four annual payments of $200,000 for the services set forth therein.

Contribution Agreement

On August 25, 2021, in connection with the closing of the Transaction, the Company entered into an amendment to the contribution agreement, dated as of April 1, 2019, which was entered into in connection with the internalization of the Company’s management function. Pursuant to such amendment, and in connection with the closing of the Transaction and the entry by the Company into the settlement of putative class action litigation in which the Company is a defendant, the Advisor agreed to surrender its claim to 400,000 shares of Common Stock that would otherwise be due to the Advisor from the Company on December 31, 2021.

The foregoing descriptions of the Tax Matters Agreement, the Stockholders’ Agreement, the Assignment of Litigation Agreement, the Warrant Agreement, the termination of the registration rights agreement, the Registration Rights Agreement, the License Agreement, the amendment to the services agreement, and the amendment to the contribution agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements and amendments, which are attached to this Current Report on Form 8-K as Exhibit 10.1 through 10.9 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information under Item 1.01 above is incorporated by reference herein.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

As noted above, the Company entered into the Purchase Agreement by and among the Company, the Operating Partnership, the Advisor and the Purchaser.  On August 25, 2021, pursuant to the Purchase Agreement, the Company consummated the transactions contemplated thereby and, among other things, the Purchaser contributed to the Operating Partnership (a) cash consideration of $33,543,000, (b) certain technology and (c) the outstanding equity interests of three property owning entities (the “Acquired Properties” and, together with the cash consideration and certain technology, the “Contributed Interests”), which properties are located in Cincinnati, Ohio and Chicago, Illinois.  The Acquired Properties consist of high-quality parking assets totaling approximately 1,201,000 square feet.  In exchange for the cash consideration, the transfer of technology and the Contributed Interests, the Operating Partnership issued 7,459,751 newly-issued common units of limited partnership of the Operating Partnership (the “Issued OP Units”). The Purchase Agreement provides that the cash contribution of $35 million is reduced to $33,543,000 as a result of Purchaser’s advancement of funds to the Company in connection with Loans and an Advance (as defined in the Purchase Agreement) prior to closing.

In connection with the issuance of the Issued OP Units, pursuant to the terms of the Purchase Agreement, the Board has granted to Purchaser and certain of its affiliates a limited exception to the restrictions on ownership and transfer of Common Stock set forth in the Company’s charter (the “Charter”) that will allow the Purchaser and such affiliates to own, directly, or indirectly, in the aggregate, up to 12,376,045 shares of Common Stock (the “Excepted Holder Limit”) and up to five percent (5%) of any outstanding class of preferred stock of the Company. The grant of this exception is conditioned upon the receipt of various representations and covenants set forth in the Request for Waiver of Ownership Limit, confirming, among other things, that neither the Purchaser nor certain of their affiliates may own, directly or indirectly,  more than 4.9% of the interests in a tenant of the Company (or Subsidiary of the Company) that comprises more than three percent (3%) of the gross income of the Company as determined for purposes of Section 856(c)(2) of the Code.  The request also includes representations intended to confirm that the Purchaser and certain of its affiliates’ ownership of Common Stock will not cause the Company to otherwise fail to qualify as a REIT.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On August 25, 2021, pursuant to the terms of the Purchase Agreement and the Modification of Loan Documents, dated as of August 25, 2021 (the “1w7 Assumption Agreement”), the Company assumed the loan by Associated Bank, National Association, as lender, to 1w7 Carpark, LLC, an Ohio limited liability company, as borrower, in the original principal amount of $11,000,000 and the outstanding principal balance was approximately $10,355,074 at the time the loan was assumed by the Company (the “1w7 Loan”).

On August 25, 2021, pursuant to the terms of the Purchase Agreement and the Assumption Agreement and Omnibus Amendment to Loan Documents, dated as of August 25, 2021 (the “222w7 Assumption Agreement”), the Company assumed the loan by Associated Bank, National Association, as lender, to 222w7, LLC, an Ohio limited liability company, as borrower, in the original principal amount of $8,250,000 and the outstanding principal balance was approximately $8,222,851 at the time the loan was assumed by the Company (the “222w7 Loan”).

On August 25, 2021, pursuant to the terms of the Purchase Agreement and the Assignment and Assumption Agreement, dated as of August 25, 2021 (the “322 Streeter Assumption Agreement”), the Company assumed the loan by American National Insurance Company, a Texas insurance company, as lender, to 322 Streeter, LLC, a Delaware limited liability company, as borrower, in the original principal amount of $25,900,000 and the outstanding principal balance was approximately 25,900,000.00,  at the time the loan was assumed by the Company (the “322 Streeter Loan” and with the 1w7 Loan and 222w7 Loan, the “Loans”).

Each advance under the 1w7 Loan has an interest rate of LIBOR plus 2.5%, and the 1w7 Loan matures on December 1, 2021, with no extension option, and requires monthly payments of interest on the then-outstanding principal balance plus monthly principal reduction payments in the amount $18,900.00. The borrower has the right to prepay all or a portion of the 1w7 Loan, subject to certain fees and conditions contained in the loan documents.

The 222w7 Loan has a fixed interest rate of LIBOR plus 2.5% per annum, matures on December 1, 2021, with no extension option, and requires monthly payments of interest on the then-outstanding principal balance plus monthly principal reduction payments in the amount of $14,538.00. The borrower has the right to prepay all or a portion of the 222w7 Loan beginning at any time subject to certain fees and conditions contained in the loan documents.

The 322 Streeter Loan has a fixed interest rate of 3.50% per annum, matures on March 1, 2025, with no extension option, and requires (i) a payment of $301,495.68 in deferred interest due thirty days after the execution of the 322 Streeter Assumption Agreement and (ii) monthly payments of principal and interest with a balloon payment due at maturity. The borrower has the right to prepay all or a portion of the 322 Streeter Loan beginning in February 2022, subject to certain fees and conditions contained in the loan documents.

The Company’s obligations under each of the Loans are guaranteed by Manuel Chavez III.

Item 3.02. Unregistered Sales of Equity Securities

On August 25, 2021, in connection with the closing of the Transaction, the Company issued the Warrants and the Operating Partnership issued the Issued OP Units.  In issuing the Warrants and the Issued OP Units, the Company and the Operating Partnership relied on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser has provided in the Purchase Agreement a written representation that the Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and the Company and the Operating Partnership have not engaged in general solicitation in connection with the offer or sale of the Warrants.

Item 5.01. Changes in Control of Registrant

The information set forth in Items 1.01, 2.01, 2.03, 3.02 and 5.02 are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael Shustek

On August 25, 2021, in connection with the closing of the Transaction, pursuant to the Purchase Agreement, Michael Shustek resigned from all executive positions he holds at the Company and all of the Company’s subsidiaries, including as Chief Executive Officer of the Company, and from the Board of the Company. There were no disagreements or issues with Mr. Shustek on any matters relating to the Company’s operations, financial, regulatory, accounting policies and procedures or internal control systems.

Resignation of Robert J. Aalberts and John E. Dawson

On August 25, 2021, in connection with the closing of the Transaction, pursuant to the Purchase Agreement and the Stockholders’ Agreement, Robert J. Aalberts and John E. Dawson resigned as directors of the Company. There were no disagreements or issues with Mr. Aalberts and Mr. Dawson on any matters relating to the Company’s operations, financial, regulatory, accounting policies and procedures or internal control systems.

Resignation of Daniel Huberty

On August 25, 2021, Daniel Huberty, the Company’s President and Chief Operating Officer, resigned from his positions with the Company.

Election of Directors

In connection with the closing of the Transaction and as contemplated by the Stockholders’ Agreement, Jeffrey Osher, Lorrence Kellar, Damon Jones, Manuel Chavez III, and Stephanie Hogue were designated as nominees to the Board (the “Investor Nominees”) by the Purchaser (the “Investor Nominees”).  In connection with the closing of the Transaction and as contemplated by the Purchase Agreement and the Stockholders’ Agreement, the Board nominated Danica Holley as a nominee to the Board (the “Incumbent Nominee and, together with the Investor Nominees,  “New Directors”).  Effective upon the closing of the Transaction on August 25, 2021, the number of directors was increased from four to seven and Mr. Osher, Mr. Kellar, Mr. Jones, Mr. Chavez, Ms. Hogue and Ms. Holley were elected to the Board, with terms expiring at the annual meeting of the stockholders of the Company to be held in 2021 and when their successors are duly elected and qualify. The Company intends to enter into its standard indemnification agreement with each of the New Directors. There are no related person transactions between any New Director and the Company other than those that have been disclosed in this Current Report on Form 8-K.

Damon Jones has served as the Chief Communications Officer of The Procter & Gamble Company (“P&G”) from April 2020 to the present. He served as P&G’s Vice President, Global Communications & Advocacy from July 2018 to April 2020. Prior to that, Mr. Jones served P&G as Director, Global Company Communications from August 2015 to June 2018. Prior to that, Mr. Jones held various other positions with increasing responsibility at P&G since 1997.

Danica Holley has served as the Chief Operating Officer of Global Medical REIT since March 30, 2016. Ms. Holley’s business development and management experience spans more than 18 years with an emphasis on working in an international environment. She has extensive experience in international program management, government procurement, and global business rollouts and start-ups. As Executive Director for Safe Blood International Foundation, from April 15, 2008 to present, she oversaw national health initiatives in Africa and Asia, including an Ebola response project. Ms. Holley has held management positions as Director of Strategy, Corporate Business Development for WorldSpace, Inc. from 1997 to 2000, Director of Marketing for Corporate and Business at ISI Professional Services from 2000 to 2001 and Director of Administration at Tanzus Development from 1996 to 1997 and SK&I Architectural Design Group, LLC from 2003 to 2007.

Lorrence T. Kellar has been a Trustee of Acadia Realty Trust since November 2003 and is an "audit committee financial expert" as that term is defined by the U.S. Securities and Exchange Commission ("SEC"). Mr. Kellar was Vice President at Continental Properties, a retail and residential developer, for seven years, until his retirement, a Director of Spar Group, Inc., and the recently retired chairman of Multi-Color Corporation. Prior to joining Continental Properties, Mr. Kellar served as Vice President of Real Estate with Kmart Corporation for six years and served with The Kroger Co., the country's largest supermarket company, for 31 years where his final position was Group Vice President of Finance and Real Estate.

Jeffrey B. Osher founded No Street Capital, an investment management firm, in 2018. Prior to founding No Street Capital, Mr. Osher served as a Portfolio Manager at  Harvest Capital Strategies, LLC, an SEC-registered investment advisor, from 2005 to 2018 and an analyst from 2002 to 2005. Prior to his tenure at Harvest Capital Strategies, Mr. Osher was an analyst at The Dowd Company where he focused on technology and emerging growth companies. He has also served on the board of Green Dot Corp. since 2020 and was an advisor to the Green Dot Board from 2017 to 2020. He is also a Manager of Color Up.

Appointment of Manuel Chavez III as Chief Executive Officer

On August 25, 2021, in connection with the closing of the Transaction and pursuant to the Purchase Agreement, the Board appointed Manuel Chavez, III to the position of Chief Executive Officer.  Mr. Chavez, age 44, is the Chief Executive Officer and a member of the Board of the Purchaser. Mr. Chavez is and has been the Chief Executive Officer and Founder of Bombe since 2017. Mr. Chavez held various positions of increasing responsibility at Parking Company of America, Inc. (“PCA”) from 1999 to 2017.  Mr. Chavez is CEO and a Manager of Color Up.

There are no related person transactions between Mr. Chavez and the Company other than those that have been disclosed in this Current Report on Form 8-K.

Appointment of Stephanie Hogue as President

On August 25, 2021, in connection with the closing of the Transaction and pursuant to the Purchase Agreement, the Board appointed Stephanie Hogue to the position of President. Stephanie Hogue, age 42, is the President and a member of the Board of the Purchaser. Ms. Hogue is and has been the Chief Investment Officer and Managing Partner of Bombe since 2020. From 2017 to 2020, Ms. Hogue was Managing Director and New York Branch Manager, Corporate Finance at PricewaterhouseCoopers, and from 2010 to 2017, Ms. Hogue was Director, Corporate Finance at PricewaterhouseCoopers. Ms. Hogue is a Manager of Color Up.

There are no related person transactions between Ms. Hogue and the Company other than those that have been disclosed in this Current Report on Form 8-K.

Employment Agreements

In connection with the Transaction, the Company entered into employment agreements (collectively, the “Employment Agreements”) with each of the following executive officers (collectively, the “Executives”): Manuel Chavez, III, CEO; and Stephanie Hogue, President.

Term.  Each of the Employment Agreements provides for a three- year initial term that commences on the Employment Effective Date (as defined in the Employment Agreement) and ends on the third anniversary of such date.  Thereafter, the employment term extends automatically for successive one-year periods unless either the Executive or the Company provides notice of non-renewal to the other party at least ninety days before the end of the then-existing term.

Duties.  The Employment Agreements provide that the CEO and the President will perform duties and provide services to us that are customarily associated with the duties, authorities and responsibilities of persons in similar positions as well as such other duties as may be assigned from time to time. The Employment Agreements also provide that the Executives generally will devote substantially all of their business time and attention to the business and affairs of the Company, except that the Executives may engage in certain outside activities that do not materially interfere with the performance of their duties, including serving as an officer and other capacities with respect to Purchaser and its affiliates.

Compensation. The Employment Agreements provide that the CEO and President will receive an annual initial base salary of $600,000 and $450,000, respectively.  The CEO and President will be eligible to receive a target annual bonus of not more than 33.33% of their base salary, and each will be eligible to receive an annual target equity award of not more than $1,000,000, and $600,000 in restricted shares of Common Stock, respectively.  Each annual equity award shall vest equally in annual installments over a three-year period.  The amounts and conditions for the payment and vesting (as applicable) of each target annual incentive award and each annual target equity award will be determined by the Compensation Committee.  The CEO and President have the right to elect to receive their base salary and their target annual bonus payments in the form of restricted shares of Common Stock.  Each of the Executives will be eligible to participate in employee benefit programs made available to the Company's employees from time to time and to receive certain other perquisites, each as set forth in their respective Employment Agreements. In addition, the CEO and the President will receive $2,000,000 and $1,200,000 in unvested restricted shares of Common Stock, respectively, which shares shall vest only upon the occurrence of a Liquidity Event (as defined in the Employment Agreements), within three years of the effective date of the Employment Agreements, provided that the CEO and President, respectively, remain employed with the Company on the date of the Liquidity Event, unless such officer is terminated by the Company without cause or resigns for good reason within 180 days of a Liquidity Event.  The Compensation Committee retained an independent compensation consultant to assist in determining the CEO’s and President’s compensation packages.

Severance Payments.  The Employment Agreements provide that, subject to the execution of a release and other conditions set forth in the Employment Agreements, upon a “qualifying termination” (as defined in the Employment Agreements), the Executives will be entitled to severance based on a multiple of the total of each Executive’s then-current annual base salary plus the amount of the Target Bonus Amount (as defined in the Employment Agreements) for the Company’s most recently completed fiscal year prior to termination (referred to herein as “total cash compensation”).  If the qualifying termination results from the death or disability of the Executive, the Executive will be entitled to severance equal to one times (1x) their total cash compensation.  If the Executive is terminated by the Company without “cause” (as defined in the Employment Agreements), the Executive quits for “good reason” (as defined in the Employment Agreements) or the Company elects not to renew the term of the Executive employment agreement, then the Executive will be entitled to severance equal to two times (2x) their total cash compensation.   In the event that any qualifying termination occurs on or within 12 months after a change in control of the Company, the Executives will be entitled to severance equal to three times (3x) their total cash compensation.

Upon termination where severance is due and payable, the Employment Agreements also provide that the Executives will be entitled to receive (i) unpaid base salary earned through the termination date; (ii) any restricted shares of Common Stock that have vested as of the termination date; (iii) all other equity-based awards held by Executive, to the extent subject to time-based vesting, will vest in full at the termination date; (iv) health insurance coverage, including through COBRA, for an 18 month period following the termination date; and (v) reimbursements of unpaid business expenses.

Non-Competition, Non-Solicitation and Confidentiality.  The Employment Agreements provide that for a two-year period following the termination of an Executive’s employment with us, each of the Executives will not solicit our employees or consultants or any of our customers, vendors or other parties doing business with us.  Pursuant to the Employment Agreements, each of the Executives has agreed not to compete with us for a period of two years following the termination of their employment with us.  Each Employment Agreement also contains covenants relating to the treatment of confidential information, company property and certain other matters. The Employment Agreements also contain a non-disparagement covenant.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to: (i) the CEO Employment Agreement, which is filed as Exhibit 10.10 hereto and is incorporated herein by reference, and (ii) the President Employment Agreement, which is filed as Exhibit 10.11 hereto and is incorporated herein by reference.

The information under Item 1.01 above is incorporated by reference herein.

Item 8.01. Other Events.

On August 27, 2021, the Company issued a press release regarding the matters described in Items 1.01 of this Current Report on Form 8-K, a copy of which is filed as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 8.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Agreement of Limited Partnership of MVP REIT II Operating Partnership, LP.
10.1	Tax Matters Agreement, dated August 25, 2021, by and between The Parking REIT, Inc., MVP REIT II Operating Partnership, L.P. and each Protected Partner
10.2	Stockholders Agreement, dated August 25, 2021, by and between The Parking REIT, Inc. and The Investors Identified on the Signature pages thereto.
10.3

Assignment of Claims, Causes of Action, and Proceeds, dated August 25, 2021, by The Parking REIT, Inc. in favor of Michael V. Shustek, MVP Realty Advisors, LLC, Vestin Realty Mortgage I, Inc., Vestin Realty Mortgage II, Inc. and their designees, successors, representatives, heirs and assigns.

10.4	Warrant Agreement, dated August 25, 2021, by and between The Parking REIT, Inc. and Color Up, LLC.
10.5	Registration Rights Agreement, dated August 25, 2021, by and among The Parking REIT, Inc. and the Holders.
10.6

Termination of Registration Rights Agreement, dated August 25, 2021, by and among The Parking REIT, Inc., MVP Realty Advisors, LLC, Michael V. Shustek, Vestin Realty Mortgage I, Inc. and Vestin Realty Mortgage II, Inc.

10.7	Software License and Development Agreement, dated August 25, 2021, by and between The Parking REIT, Inc. and DIA Land Co., LLC.
10.8

First Amendment to Services Agreement, dated August 25, 2021, by and among the Parking REIT, Inc., MVP REIT II Operating Partnership, LP, Vestin Realty Mortgage I, Inc., Vestin Realty Mortgage II, Inc., MVP Realty Advisors, LLC and Michael V. Shustek.

10.9

First Amendment to Contribution Agreement, dated August 25, 2021, by and among The Parking REIT, Inc., Vestin Realty Mortgage I, Inc., Vestin Realty Mortgage II, Inc., MVP Realty Advisors, LLC and Michael V. Shustek.

10.10	Employment Agreement, dated August 25, 2021, by and between the Company and Manuel Chavez.
10.11	Employment Agreement, dated August 25, 2021, by and between the Company and Stephanie Hogue.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PARKING REIT, INC.

Date: August 31, 2021	By:	/s/ J. Kevin Bland
	Name:	J. Kevin Bland
	Title:	Chief Financial Officer